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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                         -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  April 17, 1997.



                        PEERLESS INDUSTRIAL GROUP, INC.
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            (Exact name of registrant as specified in its charter)

           Minnesota                    0-13826                 41-1456350
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 (State or other Jurisdiction   (Commission File Number)    (I.R.S. Employer
 of incorporation)                                          Identification No.)

                           2430 Metropolitan Centre
                           333 South Seventh Street
                         Minneapolis, Minnesota 55402
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                   (Address of principal executive offices)


Registrant's telephone no., including area code:  (612) 371-9650

                                Not Applicable
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         (Former name or former address, if changed since last report)

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ITEM 5.  Other Events.

     R-B Acquisition Corporation, a Minnesota corporation (the "Purchaser") and a wholly owned subsidiary of R-B Capital Corporation, a Delaware corporation ("Parent"), commenced a tender offer to purchase all outstanding shares of the Common Stock and Class B Common Stock of Peerless Industrial Group, Inc. (the "Company") at a price of $1.67 per share, net to the seller thereof in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated April 17, 1997 and the related Letter of Transmittal. Parent and Purchaser are corporations formed by Ridge Capital Corporation, Pandora Capital Corporation and their affiliates and William Blair Mezzanine Capital Fund II, L.P. in connection with the tender offer and the transactions contemplated thereby. The tender offer is being made pursuant to the terms of the Agreement and Plan of Merger dated as of April 11, 1997 (the "Merger Agreement"), among the Company, Parent and the Purchaser. The Merger Agreement provides, among other things, that after completion of the tender offer, subject to the terms and conditions of the Merger Agreement, the Purchaser and the Company will be merged and each outstanding share of the Company (other than those held by Parent, the Purchaser, any other direct or indirect subsidiary of Parent or by shareholders of the Company who dissent from the merger and comply with all of the provisions of the Minnesota Business Corporation Act concerning dissenters' rights) will be converted at the effective time of the merger into the right to receive $1.67 in cash, without interest. The tender offer and the terms of the Merger Agreement are more fully described in the Purchaser's Tender Offer Statement on Schedule 14D-1 dated April 17, 1997, filed with the Securities and Exchange Commission.

     The purpose of the tender offer and the merger is for Parent to acquire the entire equity interest in the Company. The tender offer is intended to increase the likelihood that such acquisition will be effected and to permit Parent to acquire control of the Company at the earliest practicable date. The purpose of the merger is to permit Parent to acquire all outstanding shares not tendered and purchased pursuant to the tender offer. The tender offer is conditioned upon, among other things, at least a majority of the shares and a number of outstanding shares entitled to elect a majority of the Company's Board of Directors, in each case on a fully-diluted basis (or, if the Purchaser so elects in its sole discretion, on the basis of the number of shares outstanding at the expiration date of the tender offer) being validly tendered and not withdrawn prior to the expiration of the tender offer.

     In connection with the Merger Agreement, certain shareholders of the Company have executed and delivered a Tender and Stock Option Agreement, pursuant to which such shareholders have (1) agreed to tender in the Offer an aggregate of approximately 4.45 million shares (approximately 71% of the shares outstanding on the date hereof), together with additional shares under certain circumstances and (2) granted to Purchaser an option to purchase, under certain circumstances, shares equal to 19.9% of the outstanding shares.

     At a special meeting held on April 7, 1997, the Board of Directors of the Company and a special committee of the Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that the Merger Agreement and the transactions contemplated thereby, including the tender offer and the merger, are fair to and in the best interests of the holders of shares. Reference is made to the Company's Schedule 14D-9 Solicitation/Recommendation Statement dated April 17, 1997, filed with the Securities and Exchange Commission.

     The Company has prepared and filed with the Securities and Exchange Commission an Information Statement pursuant to Section 14(f) which provides information about certain persons who may be designated to the Company's Board of Directors by the Purchaser pursuant to the terms of the Merger Agreement.

                                       2
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                                   SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PEERLESS INDUSTRIAL GROUP, INC.


Date:  April 22, 1997                      By: /s/ William H. Spell
                                               ---------------------------
                                               William H. Spell
                                               Chief Executive Officer

                                       3
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                                 EXHIBIT INDEX
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
Exhibit
Number     Description
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

2.1 Agreement and Plan of Merger dated as of April 11, 1997 among the Company, R-B Acquisition Corporation and R-B Capital Corporation. (Incorporated by reference to Exhibit 2 of the Company's Schedule 14D-9 dated April 17, 1997.)

10.1 Form of Indemnification Agreement between the Company and each of its directors and executive officers. (Incorporated by reference to Exhibit 5 of the Company's Schedule 14D-9 dated April 17, 1997.)

10.2 Tender and Stock Option Agreement dated April 11, 1997 among R-B Acquisition Corporation, R-B Capital Corporation and certain Stockholders of the Company. (Incorporated by reference to Exhibit 7 of the Company's Schedule 14D-9 dated April 17, 1997.)

99.1 Offer to Purchase of R-B Acquisition Corporation dated April 17, 1997 and related Letter of Transmittal. (Incorporated by reference to Exhibit 1 of the Company's Schedule 14D-9 dated April 17, 1997.)

99.2 Joint press release issued by the Company and Ridge Capital Corporation on April 14, 1997. (Incorporated by reference to Exhibit 8 of the Company's Schedule 14D-9 dated April 17, 1997.)

99.3 Opinion of Summit Investment Corporation dated March 20, 1997 and reaffirmed as of April 7, 1997. (Incorporated by reference to Exhibit 6 of the Company's Schedule 14D-9 dated April 17, 1997.)

99.4 Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder. (Incorporated by reference to Exhibit 10 of the Company's Schedule 14D-9 dated April 17, 1997.)

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